UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) — April 26, 2006
Commission File Number 0-23320
OLYMPIC STEEL, INC.
(Exact name of registrant as specified in its charter)

Ohio	34-1245650
(State or other jurisdiction of	(I.R.S. Employer Identification Number)
incorporation or organization)

5096 Richmond Road, Bedford Heights, Ohio	44146
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (216) 292-3800
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under and of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4 under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On April 26, 2006, the Company entered into an amendment of its credit facility. The amendment, subject to the terms and conditions set forth therein: (i) extends the maturity date of the existing credit facility from December 15, 2008 to December 15, 2009; (ii) increases the annual limitation on capital expenditures from $15 million to $25 million; and (iii) increases the basket for investments in joint ventures from $2.5 million to $10 million.
On April 26, 2006, the Compensation Committee approved and ratified and the Company executed the plan document for the supplemental executive retirement plan (the “Plan”), the term of which were previously adopted and reported in the Company’s 8-K filing of December 29, 2005.
The foregoing summary is qualified in its entirety by reference to the full and complete terms of Amendment No. 11 to the Amended and Restated Credit Agreement filed as Exhibit 4.13 hereto and of the Supplemental Executive Retirement Plan filed as Exhibit 10.20 hereto.
Item 8.01. OTHER INFORMATION
On April  26, 2006, the Board of Directors, upon the recommendation of the Nominating Committee, appointed James B. Meathe as Chairman of the Compensation Committee. Mr. Meathe has served as an independent member of the Board of Directors and as a member of the Compensation Committee since 2001. Mr. Meathe replaces Thomas M. Forman as Chairman of the Compensation Committee. Mr. Forman, who had served as the Compensation Committee Chairman for over 10 years, continues to serve as an independent member of the Board of Directors and as a member of the Compensation Committee.
Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

Exhibit
Number	Description of Exhibit
4.13	Amendment No. 11 to Amended and Restated Credit Agreement and Waiver dated April 26, 2006 by and among the Registrant, five banks and Comerica Bank, as Administrative Agent.

10.20	Olympic Steel, Inc. Supplemental Executive Retirement Plan
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLYMPIC STEEL, INC.

Date: April 28, 2006	By:	/s/ Richard T. Marabito

Richard T. Marabito
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibit
4.13	Amendment No. 11 to Amended and Restated Credit Agreement and Waiver dated April 26, 2006 by and among the Registrant, five banks and Comerica Bank, as Administrative Agent.

10.20	Olympic Steel, Inc. Supplemental Executive Retirement Plan

3